UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2017

BIG 5 SPORTING GOODS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-49850	95-4388794
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 East El Segundo Boulevard, El Segundo, California	90245
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 536-0611

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

On June 9, 2017, Big 5 Sporting Goods Corporation (the “Company”) held its annual meeting of stockholders. At the annual meeting, the following matters were submitted to the vote of the stockholders, with the results of voting on each such matter as set forth below.

1. The Company’s stockholders approved a proposal to re-elect the following two Class C directors to the Company’s Board of Directors, each to hold office until the 2020 annual meeting of stockholders (and until each such director’s successor shall have been duly elected and qualified), with voting results as follows:

	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
Jennifer H. Dunbar	16,011,238	709,730	9,961	2,747,042
Steven G. Miller	16,185,666	533,098	12,165	2,747,042

2. The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as described in the Company’s proxy statement, with voting results as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
15,801,653	741,914	187,362	2,747,042

3. The Company’s stockholders voted regarding the frequency of future advisory votes on executive compensation and voted, on an advisory basis, that the Company should hold such future advisory votes on executive compensation every year, with voting results as follows:

Every Year	Every Two Years	Every Three Years	Votes Abstaining	Broker Non-Votes
13,725,145	30,733	2,798,005	177,065	2,747,023

4. The Company’s stockholders approved a proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2017, with voting results as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
19,292,729	160,994	24,229	19

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG 5 SPORTING GOODS CORPORATION
(Registrant)

Date: June 13, 2017

/s/ Barry D. Emerson

Barry D. Emerson
Senior Vice President, Chief Financial Officer and Treasurer